SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 20, 2018

INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (770) 437-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously reported, on June 14, 2018, Interface, Inc. (the “Company”, “we”, “our” or “us”) and Interface Europe B.V., a wholly owned subsidiary of the Company (“Interface Netherlands”; together with the Company referred to herein as the “Purchaser”), entered into a Share Purchase and Transfer Agreement (the “Nora Acquisition Agreement”) with DealCo Luxembourg II S.à r.l. (“DealCo”) and nora Management III Beteiligungs GmbH & Co. KG (collectively with DealCo, the “Sellers”). Pursuant to the terms and subject to the conditions set forth in the Nora Acquisition Agreement, Interface Netherlands will acquire from the Sellers all of the issued and outstanding shares of nora Holding GmbH (“nora”), and the Company will acquire from the Sellers all of the outstanding receivables under certain shareholder loans from the Sellers to nora (together, the “Nora Acquisition”), based on an enterprise value of €385 million calculated on a cash-free, debt free basis as of December 31, 2017. Nora is the holding company for a Germany-based manufacturer and marketer of resilient floor coverings, including rubber flooring.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 20, 2018 (the “Signing Date”), the Company entered into a First Restatement Agreement (the “First Restatement Agreement”) with certain of its wholly-owned foreign subsidiaries as co-borrowers (together with the Company, collectively, the “Borrowers”), its material domestic subsidiaries as guarantors, Bank of America, N.A. as Administrative Agent and lender, and the other lenders party thereto, pursuant to which the parties agreed (subject to completion of the Nora Acquisition in accordance with the Nora Acquisition Agreement and certain other customary conditions) to amend and restate that certain Amended and Restated Syndicated Facility Agreement, dated as of August 8, 2017 (as amended from time to time and in effect prior to the Restatement Date (as defined below), the “Original Facility Agreement”). Pursuant to the First Restatement Agreement, effective upon completion of the Nora Acquisition in accordance with the Nora Acquisition Agreement and subject to certain other customary conditions (the date on which such conditions are satisfied and the amendment and restatement is effective, the “Restatement Date”), (a) the Original Facility Agreement will be amended and restated in the form attached as Annex I to the First Restatement Agreement (as further amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Amended Facility Agreement”), and (b) the Amended and Restated Security and Pledge Agreement dated August 8, 2017, by and among the Company and certain domestic subsidiaries thereof and Bank of America, N.A. as administrative agent, will be amended and restated in the form attached as Annex II to the First Restatement Agreement (as further amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Amended Security Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to such terms in the Amended Facility Agreement.

The lenders have agreed in the Amended Facility Agreement, subject to certain terms and conditions, to provide (a) to the Company and certain of its subsidiaries a $300 million multicurrency revolving credit facility (the “Revolving Facility”), (b) to the Company a $162.5 million term loan A-1 (“Term Loan A-1”) and a $370.5 million term loan A-2 (“Term Loan A-2”), each to be funded on the Restatement Date, (c) to Interface European Manufacturing B.V., a wholly owned subsidiary of the Company (“Interface Netherlands Manufacturing”), a €60 million term loan A-3 (“Term Loan A-3”), to be funded on the Restatement Date, and (d) to Interface AUST. Holdings Pty Limited, a wholly owned subsidiary of the Company (“Interface Australia Holdings”), a AUD$30 million term loan A-4 (“Term Loan A-4”; together with the Term Loan A-1, the Term Loan A-2 and the Term Loan A-3 referred to herein collectively as the “Term Loan Facilities”; the Term Loan Facilities, together with the Revolving Facility are referred to herein collectively as the “Amended Facility”), to be funded on the Restatement Date.

The purpose of the First Restatement Agreement and Amended Facility is to partially fund the purchase price and related fees and expenses in the Nora Acquisition, and to increase the credit available to the Company and its subsidiaries following the closing of the Nora Acquisition in view of the larger enterprise that will result from such transaction.

Key Changes in the Amended Facility Agreement from the Original Facility Agreement

The terms and conditions of the Amended Facility Agreement are substantially similar to the preceding Original Facility Agreement with the following key changes:

●	The Amended Facility matures the date which is five years after the Restatement Date.

●

The multicurrency revolving credit facility is being increased from $250 million to $300 million, and the additional Term Loan Facilities as described above are being made available on the Restatement Date, subject to the satisfaction of certain conditions.

●

The obligation of the Lenders to make the initial credit extensions under the Amended Facility on the Restatement Date is subject solely to the satisfaction or waiver of each of the conditions set forth in Section 5 of the First Restatement Agreement (subject to the “Certain Funds Provisions” set forth in Section 6 of the First Restatement Agreement).

●	Interface Netherlands Manufacturing has been added as an additional Designated Borrower under the Amended Facility Agreement.

●	Certain of the negative covenants have been liberalized by, in certain cases, increasing the dollar amount of basket exceptions and/or providing for additional exceptions.

●	The sublimit in respect of the Domestic Swing Line subfacility has been increased from $15 million to $20 million.

●	The sublimit in respect if the European Swing Line subfacility has been increased from $10 million to $15 million.

●	The sublimit in respect of the Multicurrency Swing Line subfacility has been increased from $30 million to $40 million.

●	The Consolidated Net Leverage Ratio financial covenant has been amended to increase the maximum leverage ratio thereunder from 3.75:1.0 to 4.50:1.0, and to provide for step-downs in such leverage ratio to 4.00:1.0 commencing on the fifth fiscal quarter ending after the Restatement Date (subject to the right of the Company to request, in connection with certain permitted acquisitions and subject to certain conditions, on up to two occasions following any such step-downs an increase in the leverage ratio to 4.5 to 1.00 for a period of four fiscal quarters).

●	The definition of the Consolidated Net Leverage Ratio has been amended to increase the amount of cash that may be deducted from consolidated funded indebtedness for purposes of determining such ratio from $50 million to $100 million.

●	The option to increase the borrowing availability under the Amended Facility, either for revolving loans or term loans, has been increased from $150 million to $250 million, subject to the receipt of lender commitments for the increase and the satisfaction of certain other conditions.

●	The definition of Consolidated EBITDA, which is used in calculating certain financial covenants and in calculating the interest rate margins for outstanding Loans and certain fees, has been amended to, among other things, allow for the addback of certain additional items in connection with the Nora Acquisition and other permitted acquisitions, subject to certain conditions and limitations provided for therein.

●	The definition of Applicable Rate which contains the pricing grid used in determining the interest rate margins on outstanding loans and other obligations as well as the commitment fee on the unused portion of the Amended Facility has been revised to increase the Consolidated Net Leverage Ratio levels on which pricing changes are based and to increase certain commitment fee amounts at various levels.

●	The addition of a post-closing covenant requiring that Nora Systems, Inc., a Delaware corporation, be added as a subsidiary guarantor within sixty days after the Restatement Date.

Other Provisions of the Amended Facility Agreement

The Amended Facility Agreement’s other key terms include:

Use of Proceeds

●

The proceeds of borrowings made under the Revolving Facility may be used by the Company and the other Borrowers (i) on the Restatement Date, to refinance the outstanding principal amount of the revolving loans and swing line loans under the Original Facility Agreement and to pay certain fees and expenses incurred in connection with the Nora Acquisition and the Amended Credit Facility and the transactions related thereto, and (ii) following the Restatement Date, to finance working capital and other lawful corporate purposes, including capital expenditures, permitted acquisitions and the making of dividends, equity redemptions and certain other junior payments not in contravention of the loan documents or applicable law.

●	The proceeds of borrowings made under the Term Loan A-1 on the Restatement Date will be used by the Company to refinance in full the outstanding principal amount of the term loan A under the Original Facility Agreement.

●	The proceeds of borrowings made under the Term Loan A-2 and Term Loan A-3 on the Restatement Date will be used by the Company and Interface Netherlands to finance a portion of the cash purchase price in respect of the Nora Acquisition.

●	The proceeds of borrowings made under the Term Loan A-3 on the Restatement Date will be used by Interface Australia Holdings to refund cash and/or borrowings under the Original Facility Agreement used by Interface Australia Holdings to consummate the repurchase of certain of its redeemable preference shares held by another Company subsidiary.

Termination of Lender Commitments if Restatement Date Does not occur on or before the Outside Date. The lender commitments under the Amended Facility in respect of the Revolving Facility and the Term Loan Facilities shall terminate automatically and permanently on the Outside Date (as defined below) if the Restatement Date has not occurred on or prior to the Outside Date. The “Outside Date” means the earlier of (a) December 31, 2018, (b) the closing of the Nora Acquisition without the use of the Term Loan A-2, Term Loan A-3 and Term Loan A-4, (c) the public announcement of the abandonment of the Nora Acquisition by the Purchaser (or any of its affiliates) or (d) the termination of the Nora Acquisition Agreement prior to closing of the Nora Acquisition or the termination of the Purchaser’s (or any of its affiliates’) obligations under the Nora Acquisition Agreement to consummate the Nora Acquisition in accordance with the terms thereof.

Required Amortization of Term Loans. The Term Loan Facilities provide for required amortization payments of the term loan borrowings in the amount of 1.25% of the initial principal amount of such term loan borrowing commencing on the last business day of the first full calendar quarter following the Restatement Date, as well as mandatory prepayments of the term loan borrowings (and any term loans made available pursuant to any future multicurrency loan facility increase) from certain asset sales, casualty events and debt issuances, subject to certain qualifications and exceptions as provided for therein.

Security. On and after the Restatement Date, the Amended Facility shall be secured by a first-priority lien on substantially all the Company's assets and the assets of each of the domestic subsidiary guarantors as further described below under “Collateral”.

Interest Rates and Fees. Following the Restatement Date (a) interest on base rate loans will be charged at varying rates computed by applying a margin ranging from 0.25% to 1.25% over the applicable base interest rate (which is defined as the greatest of the prime rate, a specified federal funds rate plus 0.50%, or a specified Eurocurrency rate), depending on our consolidated net leverage ratio as of the most recently completed fiscal quarter, and (b) interest on Eurocurrency-based loans and fees for letters of credit will be charged at varying rates computed by applying a margin ranging from 1.25% to 2.25% over the applicable Eurocurrency rate, depending on our consolidated net leverage ratio as of the most recently completed fiscal quarter. In addition, following the Restatement Date, the Company will be required to pay a commitment fee ranging from 0.20% to 0.35% per annum (depending on our consolidated net leverage ratio as of the most recently completed fiscal quarter) on the unused portion of the Amended Facility.

Covenants. The Amended Facility contains standard and customary covenants for agreements of this type, including various reporting, affirmative and negative covenants. Among other things, these covenants limit our ability and the ability of the Borrowers and their Subsidiaries to (subject to certain exceptions):

●	create or incur liens on assets;
●	make acquisitions of or investments in businesses (in excess of certain specified amounts);
●	engage in any material line of business substantially different from those lines of business conducted by the Company and its subsidiaries on the Signing Date;
●	incur indebtedness or contingent obligations;
●	sell or dispose of assets (in excess of certain specified amounts);
●	pay dividends or repurchase Company stock, or make certain voluntary payments in respect of other indebtedness (in excess of certain specified amounts);
●	repay other indebtedness prior to maturity unless certain conditions are met; and

●	enter into sale and leaseback transactions.

The Amended Facility also requires us to remain in compliance with the following financial covenants as of the end of each fiscal quarter ending after the Restatement Date, based on our consolidated results:

●

Consolidated Net Leverage Ratio: Must be no greater than 4.50:1.0, subject to certain step-downs in such maximum consolidated net leverage ratio (and the right of the Company following such step-downs to request an increase in the leverage ratio to 4.5 to 1.00 under certain circumstances and subject to certain conditions), as described in further detail above and in the Amended Facility Agreement.

●	Consolidated Interest Coverage Ratio: Must be no less than 2.25:1.0.

Events of Default. Upon any breach or failure to perform any of the affirmative or negative covenants under the Amended Facility, or if other specified events occur (such as a bankruptcy or similar event or a change of control of the Company or certain subsidiaries, or if any Borrower or subsidiary breaches or fails to perform any covenant or agreement contained in any instrument relating to any of its other indebtedness exceeding $20 million), after giving effect to any applicable notice and right to cure provisions, an event of default will exist. If an event of default exists and is continuing, the lenders' Administrative Agent may, and upon the written request of a specified percentage of the lender group shall:

●	declare all commitments of the lenders under the Amended Facility terminated;
●	declare all amounts outstanding or accrued thereunder immediately due and payable; and
●	exercise other rights and remedies available to them under the agreement and applicable law.

Collateral

Pursuant to the Amended Security Agreement, on and at all times after the Restatement Date the Amended Facility will be secured by substantially all of the assets of the Company and its domestic subsidiaries (subject to exceptions for certain immaterial subsidiaries), including all of the stock of its domestic subsidiaries and up to 65% of the stock of its first-tier material foreign subsidiaries. If an event of default occurs as defined in the Amended Facility Agreement, the lenders' Administrative Agent may, upon the request of a specified percentage of lenders, exercise remedies with respect to the collateral, including, in some instances, foreclosing mortgages on real estate assets, taking possession of or selling personal property assets, collecting accounts receivables, or exercising proxies to take control of the pledged stock of domestic and first-tier material foreign subsidiaries.

* * * *

The agents and lenders under the Amended Facility and the Amended Security Agreement or their affiliates have engaged in, and may in the future engage in, commercial or investment banking, corporate trust or other commercial dealings in the ordinary course of business with the Company or its affiliates. The agents and lenders or their affiliates have received, or may in the future receive, customary fees and commissions for these transactions. Without limitation, many of the agents and lenders under the Amended Facility are agents and lenders under the Original Facility Agreement.

The foregoing descriptions of the First Restatement Agreement, the Amended Facility Agreement and the Amended Security Agreement set forth under this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to, as applicable, (a) the First Restatement Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference, (b) the Amended and Restated Credit Agreement, which is attached as Annex I to the First Restatement Agreement filed as Exhibit 10.1 and incorporated herein by reference and (c) the Amended Security Agreement, which is attached as Annex II to the First Restatement Agreement filed as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 20, 2018, the Company entered into the First Restatement Agreement, providing for, among other things, entry into the Amended Facility Agreement and the Amended Security Agreement on the Restatement Date. Descriptions of these agreements are included above in Item 1.01, which disclosure is incorporated by reference in response to this Item 2.03.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2018, the Board of Directors (the “Board”) of the Company elected Catherine M. Kilbane to serve as a member of the Board, to fill a vacancy created by an increase in the number of directors from 9 to 10, effective immediately. Ms. Kilbane was also appointed to serve on the Audit Committee. Ms. Kilbane will serve until the next election of the members of the Board by the shareholders and until the election and qualification of her successor.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.	Description
10.1

First Restatement Agreement, dated as of July 20, 2018, among Interface, Inc., certain subsidiaries of the Company as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: July 26, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Restatement Agreement, dated as of July 20, 2018, among Interface, Inc., certain subsidiaries of the Company as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as Administrative Agent, and the other lenders party thereto.